For Immediate Release

Contacts:	Andy McGowan, Public Relations
404-828-4663
Andy Dolny, Investor Relations
404-828-8901

UPS RELEASES 2nd QUARTER RESULTS

Second Half 2013 EPS Growth Expected at 4-13%

ATLANTA, July 23, 2013 - UPS (NYSE:UPS) today released additional details regarding second quarter 2013 results. Total revenue increased 1.2% as daily International package volume improved 5% and U.S. Domestic grew 1.9%. Diluted earnings per share were $1.13, down slightly compared to the prior-year period.

As previously reported, UPS expects 2013 adjusted diluted earnings per share to be in a range of $4.65 to $4.85, compared to $4.53 the prior year. The company anticipates EPS growth of 4-13% for the second half of the year.

“Market conditions and shipper preferences clearly impacted our freight forwarding and International business,” said Scott Davis, UPS's chairman and CEO. “UPS is adapting to these conditions to ensure we deliver a solid second half.”

Consolidated Results	2Q 2013	2Q 2012
Revenue	$13.51 B	$13.35 B
Operating profit	$1.74 B	$1.79 B
Operating margin	12.9%	13.4%
Average volume per day	15.7 M	15.4 M
Diluted earnings per share	$1.13	$1.15

For the three months ended June 30, 2013, UPS delivered 15.7 million packages per day, an increase of 2.3% over the prior-year period.

Cash Position

For the six months ended June 30, UPS generated $2.5 billion in free cash flow after capital expenditures of $990 million. UPS paid dividends of $1.1 billion, an increase of nearly 9% per share over the prior year, and repurchased 21.8 million shares for $1.8 billion.

- more -

2-2-2

U.S. Domestic Package	2Q 2013	2Q 2012
Revenue	$8.24 B	$8.06 B
Operating profit	$1.13 B	$1.13 B
Operating margin	13.7%	14.1%
Average volume per day	13.33 M	13.08 M

U.S. Domestic second quarter revenue improved to $8.24 billion up 2.3%. Operating profit was relatively flat compared to last year. Operating margin was 13.7%, down slightly due to changes in customer and product mix along with higher pension costs and challenging year-over-year comparisons from the timing of fuel surcharges.

Total U.S. Domestic revenue per piece was up 0.3%, as base rate improvements were offset by significantly lower fuel surcharges, decreased average weight and changes in mix.

Daily package volume improved 1.9% compared to the same period last year, driven by residential shipments from e-commerce customers. Contraction in letter volume led to the 1.5% decline in Next Day Air®. Additionally, UPS volume growth was delayed by ongoing labor negotiations.

On June 25th, UPS received majority approval from the Teamsters on the National Master Agreement. For the local supplements that remain open, and UPS Freight, the company and the Teamsters have agreed to contract extensions.

International Package	2Q 2013	2Q 2012
Revenue	$3.06 B	$3.01 B
Operating profit	$451 M	$454 M
Operating margin	14.7%	15.1%
Average volume per day	2.40 M	2.28 M

International daily package volume improved 5.0% and revenue increased 1.6% to $3.06 billion. Daily Export shipments increased 5.0%, with Europe and Asia leading the way. Non-U.S. Domestic volume was up 5.1% compared to the prior year period.

Customers continue to trade down to slower moving solutions resulting in a 3.4% decline in export revenue per piece, on a currency neutral basis. Lower fuel surcharges and customer mix also pressured yields.

- more -

3-3-3

Operating profit was $451 million. Though operating margin declined 40 basis points to 14.7%, it remained industry-leading. Year-over-year changes in currency and fuel, as well as increased customer preference for non-premium products pressured operating margin.

Supply Chain & Freight	2Q 2013	2Q 2012
Revenue	$2.20 B	$2.28 B
Operating profit	$159 M	$202 M
Operating margin	7.2%	8.9%

Revenue in the segment was $2.20 billion, down 3.2%. Operating profit dropped to $159 million with an operating margin of 7.2%. The revenue and operating profit declines were primarily due to the Forwarding business unit.

Forwarding results remained under pressure as tonnage declined and yields were negatively impacted by lower demand in trans-Pacific trade lanes. Lower operating costs could not offset these headwinds.

UPS Freight revenue improved, however, operating profit and margin declined slightly, due to increases in compensation and benefit expense.

Distribution revenue was up mid-single digits. Growth from healthcare customers was offset by declines in high-tech. Margin expansion was limited by investment in technology and infrastructure to support the growing healthcare sector.

During the quarter UPS opened new dedicated healthcare distribution facilities in Louisville, Ky., and Hangzhou, China.  These state-of-the-art buildings bring UPS total healthcare space to more than 6 million square feet worldwide.

Outlook

“UPS second quarter results were below our expectations as a result of disappointing performance in freight forwarding and a slight miss in International package” said Kurt Kuehn, UPS chief financial officer. “Going forward, UPS is focused both on our long-term strategy and adapting to changing market conditions.

“Looking toward the back half of the year, although global economic expectations have been lowered, UPS expects growth in adjusted diluted earnings per share of 4-13% over the same period last year,” Kuehn concluded.

- more -

4-4-4

UPS (NYSE:UPS) is a global leader in logistics, offering a broad range of solutions including the transportation of packages and freight; the facilitation of international trade, and the deployment of advanced technology to more efficiently manage the world of business.  Headquartered in Atlanta, UPS serves more than 220 countries and territories worldwide.  The company can be found on the Web at UPS.com and its corporate blog can be found at blog.ups.com.  To get UPS news direct, visit pressroom.ups.com/RSS.

# # #
EDITOR'S NOTE:
UPS Chairman and CEO Scott Davis and CFO Kurt Kuehn will discuss second quarter results with investors and analysts during a conference call at 8:30 a.m. EDT today. That call is open to listeners through a live Webcast. To access the call, go to www.investors.ups.com and click on “Earnings Webcast.”
UPS routinely posts investor announcements on its web site --www.investors.ups.com -- and encourages those interested in the company to check there frequently.

We supplement the reporting of our financial information determined under generally accepted accounting principles ("GAAP") with certain non-GAAP financial measures, including, as applicable, "as adjusted" operating profit, operating margin, pre-tax income, net income and earnings per share. The equivalent measures determined in accordance with GAAP are also referred to as "reported" or "unadjusted.” We believe that these adjusted measures provide meaningful information to assist investors and analysts in understanding our financial results and assessing our prospects for future performance. We believe these adjusted financial measures are important indicators of our recurring operations because they exclude items that may not be indicative of, or are unrelated to, our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. Furthermore, we use these adjusted financial measures to determine awards for our management personnel under our incentive compensation plans.
We supplemented the presentation of our year-to-date 2013 operating profit, operating margin, pre-tax income, net income and earnings per share with similar measures that excluded the impact of certain transactions related to our attempted acquisition of TNT Express N.V. These items included the impact of (1) a pre-tax charge for the TNT termination fee and transaction-related costs of $284 million ($177 million after-tax), and (2) a pre-tax currency gain realized upon the liquidation of a foreign subsidiary of $245 million ($213 million after-tax). We believe these adjusted measures better enable shareowners to focus on period-over-period operating performance. The underlying matters that produced these charges were unique, and we do not believe they are reflective of the types of charges that will affect future results.
Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for GAAP operating profit, operating margin, net income and earnings per share, the most directly comparable GAAP financial measures. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the preceding reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our business. We strongly encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.
Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements, including statements regarding the intent, belief or current expectations of UPS and its management regarding the company's strategic directions, prospects and future results, involve certain risks and uncertainties. Certain factors may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, governmental regulations, our competitive environment, strikes, work stoppages and slowdowns, changes in aviation and motor fuel prices, cyclical and seasonal fluctuations in our operating results, and other risks discussed in the company's Form 10-K and other filings with the Securities and Exchange Commission, which discussions are incorporated herein by reference.

United Parcel Service, Inc.
Selected Financial Data - Second Quarter
(unaudited)

	Three Months Ended
	June 30,		Change
	2013	2012	$	%
(amounts in millions, except per share data)
Statement of Income Data:
Revenue:
U.S. Domestic Package	$8,241	$8,058	$183	2.3%
International Package	3,062	3,014	48	1.6%
Supply Chain & Freight	2,204	2,277	(73)	(3.2)%
Total revenue	13,507	13,349	158	1.2%

Operating expenses:
Compensation and benefits	6,981	6,747	234	3.5%
Other	4,784	4,812	(28)	(0.6)%
Total operating expenses	11,765	11,559	206	1.8%

Operating profit:
U.S. Domestic Package	1,132	1,134	(2)	(0.2)%
International Package	451	454	(3)	(0.7)%
Supply Chain & Freight	159	202	(43)	(21.3)%
Total operating profit	1,742	1,790	(48)	(2.7)%

Other income (expense):
Investment income	3	6	(3)	(50.0)%
Interest expense	(98)	(92)	(6)	6.5%
Total other income (expense)	(95)	(86)	(9)	10.5%

Income before income taxes	1,647	1,704	(57)	(3.3)%

Income tax expense	576	588	(12)	(2.0)%

Net income	$1,071	$1,116	$(45)	(4.0)%

Net income as a percentage of revenue	7.9%	8.4%

Per share amounts
Basic earnings per share	$1.14	$1.16	$(0.02)	(1.7)%
Diluted earnings per share	$1.13	$1.15	$(0.02)	(1.7)%

Weighted-average shares outstanding
Basic	943	962	(19)	(2.0)%
Diluted	952	971	(19)	(2.0)%

Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.
Selected Operating Data - Second Quarter
(unaudited)

	Three Months Ended
	June 30,		Change
	2013	2012	$ / #	%

Revenue (in millions):
U.S. Domestic Package:
Next Day Air	$1,593	$1,609	$(16)	(1.0)%
Deferred	798	804	(6)	(0.7)%
Ground	5,850	5,645	205	3.6%
Total U.S. Domestic Package	8,241	8,058	183	2.3%
International Package:
Domestic	645	615	30	4.9%
Export	2,264	2,252	12	0.5%
Cargo	153	147	6	4.1%
Total International Package	3,062	3,014	48	1.6%
Supply Chain & Freight:
Forwarding and Logistics	1,333	1,485	(152)	(10.2)%
Freight	731	660	71	10.8%
Other	140	132	8	6.1%
Total Supply Chain & Freight	2,204	2,277	(73)	(3.2)%
Consolidated	$13,507	$13,349	$158	1.2%

Consolidated volume (in millions)	1,006	983	23	2.3%

Operating weekdays	64	64	—

Average Daily Package Volume (in thousands):
U.S. Domestic Package:
Next Day Air	1,213	1,231	(18)	(1.5)%
Deferred	937	924	13	1.4%
Ground	11,176	10,920	256	2.3%
Total U.S. Domestic Package	13,326	13,075	251	1.9%
International Package:
Domestic	1,427	1,358	69	5.1%
Export	969	923	46	5.0%
Total International Package	2,396	2,281	115	5.0%
Consolidated	15,722	15,356	366	2.3%

Average Revenue Per Piece:
U.S. Domestic Package:
Next Day Air	$20.52	$20.42	$0.10	0.5%
Deferred	13.31	13.60	(0.29)	(2.1)%
Ground	8.18	8.08	0.10	1.2%
Total U.S. Domestic Package	9.66	9.63	0.03	0.3%
International Package:
Domestic	7.06	7.08	(0.02)	(0.3)%
Export	36.51	38.12	(1.61)	(4.2)%
Total International Package	18.97	19.64	(0.67)	(3.4)%
Consolidated	$11.08	$11.12	$(0.04)	(0.4)%

Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.
Selected Financial Data - Year to Date
(unaudited)

	Six Months Ended
	June 30,		Change
	2013	2012	$	%
(amounts in millions, except per share data)
Statement of Income Data:
Revenue:
U.S. Domestic Package	$16,512	$16,062	$450	2.8%
International Package	6,040	5,980	60	1.0%
Supply Chain & Freight	4,389	4,443	(54)	(1.2)%
Total revenue	26,941	26,485	456	1.7%

Operating expenses:
Compensation and benefits	13,949	13,582	367	2.7%
Other	9,670	9,544	126	1.3%
Total operating expenses	23,619	23,126	493	2.1%

Operating profit:
U.S. Domestic Package	2,217	2,129	88	4.1%
International Package	803	862	(59)	(6.8)%
Supply Chain & Freight	302	368	(66)	(17.9)%
Total operating profit	3,322	3,359	(37)	(1.1)%

Other income (expense):
Investment income	8	12	(4)	(33.3)%
Interest expense	(194)	(186)	(8)	4.3%
Total other income (expense)	(186)	(174)	(12)	6.9%

Income before income taxes	3,136	3,185	(49)	(1.5)%

Income tax expense	1,028	1,099	(71)	(6.5)%

Net income	$2,108	$2,086	$22	1.1%

Net income as a percentage of revenue	7.8%	7.9%

Per share amounts
Basic earnings per share	$2.22	$2.17	$0.05	2.3%
Diluted earnings per share	$2.21	$2.15	$0.06	2.8%

Weighted-average shares outstanding
Basic	948	962	(14)	(1.5)%
Diluted	956	972	(16)	(1.6)%

As adjusted income data:
Operating profit:
U.S. Domestic Package	$2,217	$2,129	$88	4.1%
International Package (1)	842	862	(20)	(2.3)%
Supply Chain & Freight	302	368	(66)	(17.9)%
Total operating profit (1)	3,361	3,359	2	0.1%

Income before income taxes (1)	$3,175	$3,185	$(10)	(0.3)%
Net income (2)	$2,072	$2,086	$(14)	(0.7)%

Basic earnings per share (2)	$2.19	$2.17	$0.02	0.9%
Diluted earnings per share (2)	$2.17	$2.15	$0.02	0.9%

(1) 2013 operating profit and consolidated income before income taxes exclude the impact of the TNT termination fee of €200 million ($268 million) and transaction-related expenses of $16 million. The combination of these items resulted in a pre-tax charge of $284 million ($177 million after-tax). Subsequent to the termination of the merger protocol, we liquidated a foreign subsidiary resulting in a currency gain of $245 million ($213 million after-tax). Both transactions impacted the International Package segment.

(2) 2013 net income and earnings per share amounts excluded the after-tax impact of the International Package segment transactions described in (1), which total a combined $36 million after-tax gain.

Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.
Selected Operating Data - Year to Date
(unaudited)

	Six Months Ended
	June 30,		Change
	2013	2012	$ / #	%

Revenue (in millions):
U.S. Domestic Package:
Next Day Air	$3,159	$3,166	$(7)	(0.2)%
Deferred	1,610	1,624	(14)	(0.9)%
Ground	11,743	11,272	471	4.2%
Total U.S. Domestic Package	16,512	16,062	450	2.8%
International Package:
Domestic	1,286	1,255	31	2.5%
Export	4,450	4,447	3	0.1%
Cargo	304	278	26	9.4%
Total International Package	6,040	5,980	60	1.0%
Supply Chain & Freight:
Forwarding and Logistics	2,693	2,909	(216)	(7.4)%
Freight	1,419	1,278	141	11.0%
Other	277	256	21	8.2%
Total Supply Chain & Freight	4,389	4,443	(54)	(1.2)%
Consolidated	$26,941	$26,485	$456	1.7%

Consolidated volume (in millions)	2,028	1,981	47	2.4%

Operating weekdays	127	128	(1)

Average Daily Package Volume (in thousands):
U.S. Domestic Package:
Next Day Air	1,224	1,222	2	0.2%
Deferred	978	954	24	2.5%
Ground	11,373	10,981	392	3.6%
Total U.S. Domestic Package	13,575	13,157	418	3.2%
International Package:
Domestic	1,422	1,384	38	2.7%
Export	974	933	41	4.4%
Total International Package	2,396	2,317	79	3.4%
Consolidated	15,971	15,474	497	3.2%

Average Revenue Per Piece:
U.S. Domestic Package:
Next Day Air	$20.32	$20.24	$0.08	0.4%
Deferred	12.96	13.30	(0.34)	(2.6)%
Ground	8.13	8.02	0.11	1.4%
Total U.S. Domestic Package	9.58	9.54	0.04	0.4%
International Package:
Domestic	7.12	7.08	0.04	0.6%
Export	35.97	37.24	(1.27)	(3.4)%
Total International Package	18.85	19.23	(0.38)	(2.0)%
Consolidated	$10.97	$10.99	$(0.02)	(0.2)%

Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.
Reconciliation of Free Cash Flow
(unaudited)

Preliminary
Year-to-Date
(amounts in millions)	June 30, 2013
Net cash from operations	$3,431
Capital expenditures	(990)
Proceeds from disposals of PP&E	24
Net change in finance receivables	19
Other investing activities	(8)
Free cash flow	$2,476

Amounts are subject to reclassification.

Certain prior year amounts have been reclassified to conform to the current year presentation.